Exhibit 5.1

[FRIED FRANK LETTERHEAD]

November 12, 2013

Extended Stay America, Inc. and

ESH Hospitality, Inc.

11525 N. Community House Road, Suite 100

Charlotte, North Carolina 28277

Re:	Registration Statement on Form S-1, File No. 333-190052

Ladies and Gentlemen:

We have acted as counsel to Extended Stay America, Inc., a Delaware corporation (the “Corporation”), and ESH Hospitality, Inc., a Delaware corporation (“ESH REIT” and, together with the Corporation, the “Registrants”) in connection with the Registrants’ Registration Statement on Form S-1 (Registration No. 333-190052) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and as subsequently amended (the “Registration Statement”), relating to the registration of an aggregate of 32,487,500 shares of common stock, par value $0.01 per share, of the Corporation (the “Corporation Shares”), including 4,237,500 Corporation Shares which may be offered and sold upon the exercise of the over-allotment option granted to the Underwriters, and an aggregate of 32,487,500 shares of Class B common stock, par value $0.01 per share, of ESH REIT (the “ESH REIT Shares,” and once paired with the Corporation Shares, the “Shares”), including 4,237,500 ESH REIT Shares which may be offered and sold upon the exercise of the over-allotment option granted to the Underwriters, pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into among the Corporation, ESH REIT and Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed, facsimile, electronic or reproduction copies of such agreements, instruments, documents and records of the Registrants, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Registrants and others as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Underwriting Agreement (other than representations and warranties made by the Registrants) and certificates and oral or written statements and other information of or from public officials, and assume compliance on the part of all parties to the Underwriting Agreement (other than the Registrants) and agreements contained therein.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant, the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the Constitution of the State of Delaware and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. The opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. This letter is given only as of the time of its delivery, and we undertake no responsibility to update or supplement this letter after its delivery.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the prospectus included therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP